Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On March 19, 2021, I9 Acquisition Sub Inc., a Colorado corporation (“Merger Sub”) and a wholly-owned subsidiary of Item 9 Labs Corp (“Item 9” or the “Company”), merged with and into OCG, Inc., a Colorado corporation (“OCG”), whereby OCG continued as the surviving corporation and became a wholly-owned subsidiary of Item 9 pursuant to the terms of the Agreement and Plan of Merger dated as of December 14, 2020 (the “Merger Agreement”) by and among Item 9, I9 Acquisition Sub, and OCG (the “Acquisition”).

Item 9 was determined to be the accounting acquirer based upon the terms of the Merger Agreement and other factors including: (i) Item 9 stockholders own approximately 77% of the voting common shares of the combined company immediately following the closing of the transaction. Assuming the exercise of all vested stock options as of the closing of the transaction, Item 9 stockholders own 71% of the voting common interest, including vested options) and (ii) directors appointed by Item 9 will hold a majority of board seats in the combined company.

The following unaudited pro forma combined financial statements are based on our historical financial statements and OCG’s historical financial statements as adjusted to give effect to Item 9’s acquisition of OCG. The unaudited pro forma combined statement of operations for the year ended September 30, 2020 gives effect to the acquisition of OCG as if it had occurred on October 1, 2019. The unaudited pro forma combined balance sheet as of September 30, 2020 gives effect to the acquisition of OCG as if it had occurred on September 30, 2020.

Item 9 has a fiscal year end of September 30. The pro forma consolidated financial statements presented include OCG’s balances and activities as of and for the year ended December 31, 2020.

OCG’s assets and liabilities will be measured and recognized at their fair values as of the transaction date, and combined with the assets, liabilities and results of operations of Item 9 after the consummation of the transaction.

The unaudited pro forma combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma combined financial information. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price. The unaudited pro forma combined consolidated financial information does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Acquisition or any integration costs. Additionally, the unaudited pro forma combined consolidated statement of operations does not include certain nonrecurring charges resulting directly from the Acquisition as described in the accompanying notes.

The unaudited pro forma combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Item 9 and OCG been a combined company during the specified periods. The actual results reported in periods following the transaction may differ significantly from those reflected in this pro forma financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma financial information.

The assumptions and estimates underlying the unaudited adjustments to the pro forma combined financial statements are described in the accompanying notes, which should be read together with the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements should be read together with Item 9’s historical financial statements, which are included in Item 9’s latest annual report on Form 10-K and OCG’s historical financial statements, which are included herein.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2020 (INLB) AND DECEMBER 31, 2020 (OCG)
(UNAUDITED)

	INLB	OCG
	as of September	as of December	Pro Forma		Pro Forma
	30, 2020	31, 2020	Adjustments	Notes	Combined
ASSETS
Current Assets:
Cash and cash equivalents	$84,677	$150,857	$—		$235,534
Restricted cash and cash equivalents	—	—	—		—
Accounts receivable, net of allowance for doubtful accounts of $81,018 and $0, respectively	352,598	—	—		352,598
Deferred costs	2,147,110	2,208	—		2,149,318
Prepaid expenses and other current assets	307,905	39,710	—		347,615
Total current assets	2,892,290	192,775	—		3,085,065

Property and equipment, net	7,208,760	44,829	—		7,253,589
Right of use asset	196,756	—	—		196,756
Deferred commissions	—	54,530	—		54,530
Deposits	1,243,738	—	—		1,243,738
Receivable for sale of Airware assets, net of reserves and unamortized discount of $596,430 and $307,430	160,715	—	—		160,715
Notes and interest receivable, net	80,000	—	—		80,000
Other intangible assets, net	7,765,114	11,162	—		7,776,276
Goodwill	1,116,396	—	63,115,539	(d)
			5,640,435	(a)	69,872,370

Total Assets	$20,663,769	$303,296	$68,755,974		$89,723,039

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,977,207	$1,678,936	$—		$3,656,143
Accrued payroll	197,989	—	—		197,989
Accrued compensated absences	—	—	—		—
Accrued interest	780,903	495,368	—		1,276,271
Accrued expenses	1,808,819	—	—		1,808,819
Accrued income tax	—	—	—		—
Deferred revenue	—	19,992	—		19,992
Notes payable, current portion, net of discounts	3,193,150	500,000	—		3,693,150
Long term debt, in default	—	—	—		—
Due to related parties	—	1,566,932	—		1,566,932
Operating lease liability - current portion	60,480	—	—		60,480
Convertible notes payable	2,270,000	4,133,515	(2,946,857)	(c)	3,456,658
Total current liabilities	10,288,548	8,394,743	(2,946,857)		15,736,434

Operating lease liability, net of current portion	140,336	—	—		140,336
Deferred revenue, net of current amount	—	495,845	—		495,845
Notes payables, net of current portion and discounts	2,219,636	—	—		2,219,636

Total liabilities	12,648,520	8,890,588	(2,946,857)		18,592,251

Commitments and Contingencies

Stockholders' Equity:
	8,015,249	(8,587,292)	2,946,857	(c)
			63,115,539	(d)
			5,640,435	(a)	71,130,788
Total Stockholders' Equity	8,015,249	(8,587,292)	71,702,831

Total Liabilities and Stockholders' Equity	$20,663,769	$303,296	$68,755,974		$89,723,039

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 2020 (INLB) AND DECEMBER 31, 2020 (OCG)

	INLB	OCG
	For the Year Ended	For the Year Ended
	September 30, 2020	December 31, 2020	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues, net	$8,121,733	$9,163	$—		$8,130,896
Cost of revenues	4,825,959	—	—		4,825,959
Gross profit	3,295,774	9,163	—		3,304,937

Operating expenses
Professional fees and outside services	1,389,183	398,693	—		1,787,876
Payroll and employee related expenses	4,131,948	3,437,667	—		7,569,615
Sales and marketing	265,028	53,133	—		318,161
Other operating expenses	1,477,991	892,266	—	(b)	2,370,257
Failed acquisition and settlement costs	—	7,253,296	—		7,253,296
Loss on impairment	100,000	—	—		100,000
Depreciation and amortization	907,556	24,483	—		932,039
Provision for bad debt	450,018	—	—		450,018
Total expenses	8,721,724	12,059,538	—		20,781,262

Loss from operations	(5,425,950)	(12,050,375)	—		(17,476,325)

Other income (expense)
Interest income	—	20,867	—		20,867
Interest expense	(6,959,705)	(870,620)	—		(7,830,325)
Other income	14	19,738	—		19,752
Total other income (expense), net	(6,959,691)	(830,015)	—		(7,789,706)

Loss, before income tax provision	(12,385,641)	(12,880,390)	—		(25,266,031)

Income tax provision (benefit)	(85,984)	—	—		(85,984)

Net loss	(12,299,657)	(12,880,390)	—		(25,180,047)

Less: Net loss attributable to noncontrolling interest	(26,274)	—	—		(26,274)

Net loss attributable to Item 9 Labs Corp.	$(12,273,383)	$(12,880,390)	$—		$(25,153,773)

Basic and diluted weighted average common shares outstanding	61,621,955		19,080,000	(a)	80,701,955

Basic and diluted net loss per common share	$(0.20)				$(0.31)

Notes to the Unaudited Pro Forma Combined Financial Information

Note 1 — Description of Transaction and Basis of Presentation

The unaudited pro forma combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X, and present the pro forma financial position and results of operations of the combined companies based upon the historical data of Item 9 and OCG.

Description of Transaction

On March 19, 2021, Merger Sub merged with and into OCG whereby OCG continued as the surviving corporation and became a wholly-owned subsidiary of Item 9 pursuant to the terms of the Merger Agreement.

In accordance with the terms of the Merger Agreement, all of the capital stock of OCG was converted into Common Stock of Item 9, par value $0.0001 per share (the “Stock”). The aggregate number of Item 9 common stock shares issued to OCG shareholders as a result of the Merger was 19,080,000 shares. In addition, certain outstanding warrants to purchase shares of common stock of OCG were assumed by Item 9 and converted into warrants to acquire Item 9 Common Stock. As of March 19, 2021, the aggregate number of warrants to acquire Item 9 Common Stock as a result of the foregoing is 23,560,000, which are exercisable at a price of $3.00 per share.

Basis of Presentation

The historical financial statements of Item 9 and OCG have been adjusted to give pro forma effect to events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined consolidated statement of operations, expected to have a continuing impact on the combined results.

Item 9 has preliminarily concluded that the transaction represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Item 9 has not yet completed an external valuation analysis of the fair market value of OCG’s assets to be acquired and liabilities to be assumed. Using the estimated total consideration for the transaction, Item 9 has estimated the allocations to such assets and liabilities. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma combined balance sheet. The final purchase price allocation will be determined when Item 9 has determined the final consideration and completed the detailed valuations and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments. The final purchase price allocation may include (i) changes in the estimated value of the consideration paid, (ii) changes in allocations to intangible assets or goodwill based on the results of certain valuations that have yet to be completed and (iii) other changes to assets and liabilities.

This unaudited pro forma combined consolidated financial information is not intended to reflect the results which would have actually resulted had the Acquisition been effected on the dates indicated. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

Note 2 — Significant accounting policies

The accounting policies used in the preparation of this unaudited pro forma combined financial information are those set out in Item 9’s audited consolidated financial statements as of and for the year ended September 30, 2020. Management has determined that certain adjustments, including those described in Note 4, are necessary to conform OCG’s financial statements to the accounting policies used by Item 9 in the preparation of the unaudited pro forma combined financial information. The adjustment amounts are subject to change as further assessment is performed and finalized for purchase accounting. These reclassifications and adjustments have no effect on previously reported total assets, total liabilities, equity, or results of operations of Item 9.

As part of the application of ASC 805, Item 9 will conduct a more detailed review of OCG’s accounting policies in an effort to determine if differences in accounting policies require further reclassification or adjustment of OCG’s results of operations, assets or liabilities to conform to Item 9’s accounting policies and classifications. Therefore, Item 9 may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma combined financial information.

Note 3 — Preliminary purchase price allocation

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of OCG based on their estimated fair values as of the transaction closing date. The excess of the acquisition consideration paid over the estimated fair values of net assets acquired will be recorded as goodwill in the combined balance sheet. The allocation is dependent upon certain valuation and other studies that have not yet been finalized. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed, and such differences could be material. Transaction costs directly attributable to the Merger are not material.

The acquisition closed on March 19, 2021. The following table sets forth a preliminary allocation of the purchase price to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of OCG using OCG’s audited consolidated balance sheet as of December 31, 2020, with the excess recorded to goodwill:

Consideration paid	$63,115,539

Tangible assets acquired

Cash	150,857
Other current assets	41,918
Fixed assets	44,829
Other assets	65,692

Total tangible assets	$303,296

Assumed liabilities

Accounts payable	1,678,936
Other current liabilities	2,562,300
Officer and shareholder loans	4,133,515
Unearned franchise fee revenue	515,837

Total assumed liabilities	8,890,588

Net liabilities assumed	(8,587,292)

Intangible assets	$71,702,831

Goodwill represents excess of merger consideration over the fair value of the underlying net assets acquired. Goodwill is not amortized but assessed for impairment annually, or more frequently, if an event occurs or circumstances change. Goodwill is attributable to the assembled workforce of OCG, planned growth in new markets, and synergies expected to be achieved from the combined operations of Item 9 and OCG.

The pro forma historical net asset adjustments as shown above are further described below in Note 4.

Note 4 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined financial information:

(a)	Represents the elimination of the historical equity of OCG:

The aggregate number of Item 9 common stock shares issued to OCG shareholders as a result of the Merger was 19,080,000 shares. In addition, certain outstanding warrants to purchase shares of common stock of OCG were assumed by Item 9 and converted into warrants to acquire Item 9 Common Stock, which are exercisable into shares of Item 9 stock for $3.00 per share.

(b)	Reflects an adjustment to condense expense lines of OCG’s historical financial statements into one, to conform to the financial statement presentation of Item 9:

Office and general	$195,148
Commissions	2,312
Travel	42,076
Rent	545,943
Insurance	106,787

$892,266

(c)	Represents the conversion of OCG Convertible notes:

All non-affiliate convertible notes in OCG were converted to shares as of the closing of the transaction.

(d)	Represents the estimated amount of goodwill recorded from the transaction:

After accounting for the tangible assets and liabilities listed above in Note 3, the remaining amount is reported to goodwill, which will be analyzed for impairment at least annually.